Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of BG Staffing, Inc. of our report dated March 31, 2014, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K for the year ended December 29, 2013, and to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Whitley Penn LLP

Dallas, Texas
December 19, 2014